UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025
Starbucks Corporation
(Exact name of registrant as specified in its charter)

Washington	000-20322	91-1325671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134
(Address of principal executive offices) (Zip Code)

(206) 447-1575
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SBUX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Selection 13(a) of the Exchange Act.    ☐

Item 2.05    Costs Associated with Exit or Disposal Activities.

On September 23, 2025, the Board of Directors of Starbucks Corporation (the “Company”) approved a restructuring plan involving the closure of coffeehouses, and the further transformation of the Company’s support organization, as part of the Company’s “Back to Starbucks” strategy.

The “Back to Starbucks” strategy focuses on revitalizing coffeehouses and enhancing the customer experience. As part of this strategy, the Company assessed its existing store portfolio with respect to both whether coffeehouses had a viable path to offering the physical environment consistent with the brand and a clear path to financial performance. It will close those coffeehouses that do not meet these criteria. As the Company works to build a stronger and more resilient Starbucks and prioritizes investment closer to the coffeehouse and the customer, the Company is also further restructuring its support organization.

The Company expects that a majority of the store closures will be completed by the end of this fiscal year. The Company estimates that it will incur approximately $1 billion related to the store closures, support organization transformation, and other restructuring activities, with 90% of the expenses attributable to the North America business. The Company further expects that a significant portion of these charges will be incurred in fiscal year 2025. Of the total restructuring charges incurred, the Company estimates a breakdown of approximately $150 million related to employee separation benefits, approximately $400 million related to the disposal and impairment of company-operated store assets, and approximately $450 million primarily associated with accelerated amortization of ROU lease assets and other lease costs due to store closures prior to the end of contractual lease terms. These restructuring charges will result in estimated non-cash charges of approximately $400 million related to asset impairment and disposal with the remaining estimated costs being future cash expenditures of approximately $600 million related to employee separation benefits and lease exit costs.

Item 7.01    Regulation FD Disclosure.

A copy of the letter from Brian Niccol, chairman and chief executive officer, relating to the announcement described in Item 2.05, dated September 25, 2025, is furnished as Exhibit 99.1 to this Form 8-K. The information contained in Item 7.01 of this report, including the information in Exhibit 99.1, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this report, including the information in Exhibit 99.1 attached to this report, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act of 1933, as amended.

Forward-Looking Statements.

This Current Report on Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, regarding, among other things, our restructuring activities and the timing thereof, store closures, associated employee impacts, expected amounts of disposal and impairment costs, and the expected amounts of amortization and lease exit costs as well as cash and non-cash charges, our “Back to Starbucks” strategy, and certain actions described herein. These forward-looking statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results and the timing of events to differ materially from those expressed or implied in these forward-looking statements. Factors which could cause actual results to differ from such forward-looking statements include, but are not limited to, industry, global, economic, and other conditions. These forward-looking statements are also subject to the risks and uncertainties relating to the business of the Company contained in the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and in other filings with the Securities and Exchange Commission. In addition, other risks and uncertainties not presently known to the Company or that we currently believe to be immaterial could affect the accuracy of any forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statements contained in this Current Report on Form 8-K, whether as a result of new information, future events, or changes in expectations.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Letter from Brian Niccol dated September 25, 2025
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARBUCKS CORPORATION

Dated:	September 25, 2025
		By:	/s/ Bradley E. Lerman
Bradley E. Lerman
executive vice president, chief legal officer